PLEDGE AND SECURITY AGREEMENT

This PLEDGE AND SECURITY AGREEMENT, (the “Agreement”), dated as of June 15, 2007, by and among Atlas Technology Group (US), Inc., a Delaware corporation (the “Company”), Tribeworks, Inc., a Delaware corporation (the “Parent”), each of the subsidiaries of Parent listed on Exhibit A attached hereto and incorporated herein (each a “Guarantor” and together with the Parent, the “Guarantors”, and together with the Company and the Parent, the “Debtors” and each a “Debtor”) and West Coast Opportunity Fund, LLC, a Delaware limited liability company (the “Secured Party”).

W I T N E S S E T H:

 WHEREAS, the Secured Party has or will make certain financial accommodations for the benefit of the Company evidenced by the Promissory Notes (as such term is defined in the Securities Purchase Agreement described below) as required by that certain Securities Purchase Agreement, dated as of the date hereof, between the Company and the Secured Party (the “Securities Purchase Agreement”); and

 WHEREAS, the Guarantors are affiliates of the Company, will benefit from the financial accommodations made by the Secured Party for the benefit of the Company, and have agreed to guarantee the obligations of the Company under the Promissory Notes pursuant to that certain Secured Guaranty, dated as of the date hereof, made the Guarantors, for the benefit of the Secured Party (the “Guaranty”);

 NOW, THEREFORE, in consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Certain Definitions. Capitalized terms used but not otherwise defined herein have the meaning given to such terms in the Securities Purchase Agreement. As used in this Agreement, the following terms shall have the meanings set forth in this Section 1.

(a) “Collateral” means the following, whether presently owned or existing or hereafter acquired or coming into existence, and all additions and accessions thereto and all substitutions and replacements thereof, and all proceeds, products and accounts thereof, including, without limitation, all proceeds from the sale or transfer of the Collateral and of insurance covering the same and of any tort claims in connection therewith:

(i) all Accounts (as defined in the UCC), Deposit Accounts (as defined in the UCC), Instruments (as defined in the UCC), Documents (as defined in the UCC), Chattel Paper (as defined in the UCC),whether Tangible Chattel Paper (as defined in the UCC) or Electronic Chattel Paper (as defined in the UCC), Goods (as defined in the UCC), including Inventory (as defined in the UCC), Equipment (as defined in the UCC), and Fixtures (as defined in the UCC), Payment Intangibles (as defined in the UCC), Software (as defined in the UCC) and other General Intangibles (as defined in the UCC), including patents, trademarks, copyrights, and licenses, and all Letter-of-Credit Rights (as defined in the UCC);

(ii) the shares of common stock and preferred stock of, or partnership, membership and other ownership interests in any subsidiary (i) organized under the laws of the United States or any political subdivision thereof or (ii) 65% of the voting stock of any entity organized under the laws of any foreign jurisdiction, in each case now or hereafter owned by any Debtor and all certificates evidencing the same (collectively, the “Pledged Equity”) that are attached hereto on Schedule A, together with, in each case:

(1) all shares, securities, monies or property representing a dividend on any of the Pledged Equity, or representing a distribution or return of capital upon or in respect of the Pledged Equity, or resulting from a split up, revision, reclassification or other like change of the Pledged Equity or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Equity, and

(2) without affecting the obligations of the Debtors under any provision prohibiting such action hereunder or under the Promissory Notes, the Guaranty, or any other document executed pursuant to Section 3(h) below (together, the “Transaction Documents”), in the event of any consolidation or merger or similar transaction in which a subsidiary of such Debtor is not the surviving corporation, all ownership interests of any class or character of the successor corporation (unless such successor corporation is that Debtor itself), formed by or resulting from such consolidation or merger (the Pledged Equity, together with all other certificates, shares, securities, properties or moneys as may from time to time be pledged hereunder pursuant to this clause (2) and clause (1) above being herein collectively called the “Equity Collateral”);

(iii) all Investment Property (as defined in the UCC), Financial Assets (as defined in the UCC) and Securities Accounts (as defined in the UCC) not covered by the foregoing clauses, (i), (i) and (iii);

(iv) all commercial tort claims, including but not limited to the commercial tort claims described on Schedule B hereto;

(v) All other tangible and intangible property of each Debtor, including all books, correspondence, credit files, records, invoices, tapes, cards, computer runs and other papers and documents in the possession or under the control of the Debtor or any computer bureau or service company from time to time acting for such Debtor; and

(vi) all Proceeds (as defined in the UCC) and products in whatever form of all or any part of the other Collateral, including all rents, profits, income and benefits and all proceeds of insurance and all condemnation awards and all other compensation for any event of loss with respect to all or any part of the other Collateral (together with all rights to recover and proceed with respect to the same), and all accessions to, substitutions for and replacements of all or any part of the other Collateral.

(c) “Obligations” means all obligations of the Debtors owed to the Secured Party under the Promissory Notes and the Guaranty whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from the Secured Party as a preference, fraudulent transfer or otherwise as such obligations may be amended, supplemented, converted, extended or modified from time to time.

(d) “Permitted Liens” means the liens described on Schedule C attached hereto and incorporated herein.

(e) “UCC” means the Uniform Commercial Code as in effect from time to time in the State of Delaware.

2. Grant of Security Interest. As an inducement for the Secured Party to purchase the Promissory Notes and to secure the complete and timely payment, performance and discharge in full, as the case may be, of all of the Obligations, each Debtor hereby unconditionally and irrevocably pledges, grants and hypothecates to the Secured Party a continuing security interest in and to, a lien upon all of the Debtors’ respective right, title and interest of whatsoever kind and nature in and to, the Collateral (the “Security Interest”).

3. Representations, Warranties, Covenants and Agreements of the Debtors. Each Debtor represents and warrants to, and covenants and agrees with, the Secured Party as follows:

(a) Each Debtor has the requisite corporate or limited liability company power, as appropriate, and authority to enter into this Agreement and otherwise to carry out its obligations hereunder. The execution, delivery and performance by each Debtor of this Agreement and the filings contemplated therein have been duly authorized by all necessary action on the part of each Debtor and no further action is required by any Debtor.

(b) Each Debtor is the sole owner of its Collateral, free and clear of any conflicting ownership interest or liens, security interests, encumbrances, rights or claims (except for Permitted Liens), and is fully authorized to grant the Security Interest in and to pledge the Collateral. Except for Permitted Liens, there is not on file in any governmental or regulatory authority, agency or recording office an effective financing statement, security agreement, license or transfer or any notice of any of the foregoing (other than those filed in favor of the Secured Party) covering or affecting any of the Collateral. So long as this Agreement shall be in effect, no Debtor shall execute and shall knowingly permit to be on file in any such office or agency any such financing statement or other document or instrument (except (i) for Permitted Liens and (ii) to the extent filed or recorded in favor of the Secured Party pursuant to the terms of this Agreement).

(c) To each Debtor’s knowledge, no part of its ownership rights to its Collateral has been judged invalid or unenforceable. No written claim has been received that any Collateral or any Debtor’s use of any Collateral violates the rights of any third party, other than adjustments to accounts receivable in the ordinary course of Debtors’ business. There has been no adverse decision to any Debtor’s claim of ownership rights in or exclusive rights to use of its Collateral in any jurisdiction or to any Debtor’s right to keep and maintain such Collateral in full force and effect, and there is no proceeding involving said rights pending or, to the best knowledge of such Debtor, threatened before any court, judicial body, administrative or regulatory agency, arbitrator or other governmental authority.

(d) This Agreement creates in favor of the Secured Party a valid security interest in the Collateral located in the United States of America securing the payment and performance of the Obligations and, upon making the filings described in Section 3(e) immediately below, will create a perfected first priority security interest in such Collateral.

(e) Each Debtor hereby authorizes the Secured Party to file one or more financing statements evidencing the Security Interest with the proper filing and recording agencies in any jurisdiction deemed proper by the Secured Party.

(f) The execution, delivery and performance of this Agreement by each Debtor does not conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing such Debtor’s debt or otherwise) or other understanding to which such Debtor is a party or by which any property or asset of such Debtor is bound or affected. No consent, which has not been received and provided to the Secured Party (including, without limitation, from stockholders or creditors of such Debtor) is required for such Debtor to enter into and perform its obligations hereunder.

(g) After making the filings contemplated by Section 3(e) above, each Debtor shall at all times maintain the liens and Security Interest provided for hereunder as valid and perfected first priority liens and security interests in the Collateral located in the United States of America in favor of the Secured Party, but in each case subject to Permitted Liens, until this Agreement and the Security Interest hereunder shall be terminated. Each Debtor hereby agrees to defend the same against any and all persons. Each Debtor shall safeguard and protect all Collateral for the account of the Secured Party. Each Debtor irrevocably authorizes the Secured Party at any time and from time to time to file in any filing office in any jurisdiction any initial financing statement or amendment thereto that indicates the collateral as “all assets” or “all personal property” of such Debtor or words of similar effect. The Debtors shall pay all fees, taxes and other amounts necessary to maintain the Collateral, and the Debtors shall obtain and furnish to the Secured Party from time to time, upon demand, such releases and/or subordinations of claims and liens that may be required to maintain the priority of the Security Interest hereunder. Notwithstanding the foregoing or anything contained in the Transaction Documents, Debtors will not be obligated to incur or assume the cost of any actions taken to perfect or continue the perfection of any security interests granted hereunder.

(h) Each Debtor shall promptly execute and deliver to the Secured Party such further deeds, mortgages, fixture filings, assignments, security agreements, financing statements or other instruments, documents, certificates and assurances and take such further action as the Secured Party may from time to time request and may in its sole discretion deem necessary to perfect, protect or enforce its security interest in the Collateral located in the United States of America or any additional collateral located in the United States of America, including, without limitation, the execution and delivery of separate mortgages and fixture filings, which shall be satisfactory to the Secured Party in their sole discretion for real or personal property interest.

(i) No Debtor organized under the laws of the United States of America or any State thereof (each, a “US Debtor”) will sell, assign, transfer, or convey any of its assets without the consent of the Secured Party except (i) in the ordinary course of its business, (ii) replacements of obsolete or worn out equipment, or (iii) sales, assignments, transfers or conveyances to another US debtor.

(j) Each Debtor shall promptly notify the Secured Party in sufficient detail upon becoming aware of any attachment, garnishment, execution or other legal process levied against its Collateral and of any other information received by such Debtor that would have a material adverse effect on the value of the Collateral, the Security Interest or the rights and remedies of the Secured Party hereunder.

(k) All information heretofore, herein or hereafter supplied to the Secured Party by or on behalf of any Debtor with respect to the Collateral is accurate and complete in all material respects as of the date furnished.

(l) No Debtor will change its name, corporate structure, jurisdiction of formation, or identity, or add any new fictitious name unless it provides at least thirty (30) days prior written notice to the Secured Party of such change and, at the time of such written notification, such Debtor provides any financing statements or fixture filings necessary to perfect and continue perfected the perfected first priority Security Interest granted and evidenced by this Agreement.

(m) No Debtor may relocate its chief executive office to a new location without providing thirty (30) days prior written notification thereof to the Secured Party and so long as, at the time of such written notification, such Debtor provides any financing statements or fixture filings necessary to perfect and continue perfected the perfected first priority Security Interest granted and evidenced by this Agreement.

(n) No Debtor will, nor will any Debtor permit any of its Subsidiaries to, directly or indirectly, consummate any Asset Sale (as defined in the Promissory Notes) provided, however, that any Debtor and any of their respective Subsidiaries may consummate sales of assets or Equity Interests (as defined in the Promissory Notes) to the Company or its Subsidiaries with Secured Party’s consent, which will not be unreasonably withheld or delayed, other than any Asset Sale which transfers an asset or an Equity interest to a non-United States Subsidiary.

(o) The Debtors that are organized under the laws of the United States of America or any political subdivision thereof will at all times preserve and keep in full force their respective valid existence and good standing and any rights and franchises material to their business.

4. Defaults. The following events shall be “Events of Default”:

(a) The occurrence of an Event of Default (as defined in any of the Promissory Notes) under any of the Promissory Notes;

(b) Any representation or warranty of any Debtor in this Agreement shall prove to have been incorrect in any material respect when made;

(c) The failure by any Debtor to observe or perform any of its obligations hereunder for (i) thirty (30) days after delivery to Parent, to be effective as delivery for all Debtors, of notice of such failure by or on behalf of a Secured Party if such failure is not able to be cured, or (ii) thirty (30) days after delivery to all Debtors of notice of such failure by or on behalf of the Secured Party if such failure is able to be cured and the Debtor is diligently prosecuting such cure; or

(d) If any material provision of this Agreement shall at any time for any reason be declared to be null and void, or the validity or enforceability hereof shall be contested by any Debtor, or a proceeding shall be commenced by any Debtor, or by any governmental authority having jurisdiction over any Debtor, seeking to establish the invalidity or unenforceability thereof, or any Debtor shall deny that any Debtor has any liability or obligation purported to be created under this Agreement.

5. Duty To Hold In Trust. Upon the occurrence of any Event of Default and at any time thereafter, each Debtor shall, upon receipt of any revenue, income or other sums subject to the Security Interest, whether payable pursuant to the Promissory Notes or otherwise, or of any check, draft, note, trade acceptance or other instrument evidencing an obligation to pay any such sum, hold the same in trust for the Secured Party and shall forthwith endorse and transfer any such sums or instruments, or both, to the Secured Party for application to the satisfaction of the Obligations.

6. Rights and Remedies Upon Default. Upon the occurrence of any Event of Default and at any time thereafter, the Secured Party shall have the right to exercise all of the remedies conferred hereunder and under the other Transaction Documents, and all the rights and remedies of a secured party under the UCC. Without limitation, upon the occurrence and during the continuation of an Event of Default, the Secured Party, shall have the following rights and powers:

(a) The Secured Party shall have the right to take possession of the Collateral and, for that purpose, enter, with the aid and assistance of any person, any premises where the Collateral, or any part thereof, is or may be placed and remove the same, and each Debtor shall assemble the Collateral and make it available to the Secured Party at places that the Secured Party shall reasonably select, whether at such Debtor’s premises or elsewhere, and make available to the Secured Party, without rent, all of such Debtor’s respective premises and facilities for the purpose of the Secured Party taking possession of, removing or putting the Collateral in saleable or disposable form.

(b) The Secured Party shall have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the Collateral, at public or private sale or otherwise, either with or without special conditions or stipulations, for cash or on credit or for future delivery, in such parcel or parcels and at such time or times and at such place or places, and upon such terms and conditions as the Secured Party may deem commercially reasonable, all without (except as shall be required by applicable statute and cannot be waived) advertisement or demand upon or notice to the Debtors or right of redemption of any Debtor that are hereby expressly waived. Upon each such sale, lease, assignment or other transfer of Collateral, the Secured Party may, unless prohibited by applicable law that cannot be waived, purchase all or any part of the Collateral being sold, free from and discharged of all trusts, claims, right of redemption and equities of any Debtor, which are hereby waived and released.

7. Applications of Proceeds. The proceeds of any such sale, lease or other disposition of the Collateral hereunder shall be applied first, to the expenses of retaking, holding, storing, processing and preparing for sale, selling, and the like (including, without limitation, any taxes, fees and other costs incurred in connection therewith) of the Collateral, to the reasonable attorneys’ fees and expenses incurred by the Secured Party in enforcing their rights hereunder and in connection with collecting, storing and disposing of the Collateral, and then to satisfaction of the Obligations, and to the payment of any other amounts required by applicable law, after which the Secured Party shall pay to the Debtors any surplus proceeds. If, upon the sale, license or other disposition of the Collateral, the proceeds thereof are insufficient to pay all amounts to which the Secured Party are legally entitled, the Debtors will be liable for the deficiency, together with interest thereon, at the rate of 7.5% per annum or the lesser amount permitted by applicable law (the “Default Rate”), and the reasonable fees of any attorneys employed by the Secured Party to collect such deficiency. To the extent permitted by applicable law, each Debtor waives all claims, damages and demands against the Secured Party arising out of the repossession, removal, retention or sale of the Collateral, unless due to the gross negligence or willful misconduct of the Secured Party.

8. Intentionally Omitted.

9. Responsibility for Collateral. Each Debtor assumes all liabilities and responsibility in connection with all Collateral (except for such Collateral that is perfected by possession or control and only to the extent such is in the possession of the Secured Party or its agent), and the Obligations shall in no way be affected or diminished by reason of the loss, destruction, damage or theft of any of the Collateral or its unavailability for any reason.

10. Security Interest Absolute. All rights of the Secured Party and all Obligations of the Debtors hereunder shall be absolute and unconditional, irrespective of: (a) any lack of validity or enforceability of this Agreement, the Promissory Notes or any other Transaction Documents, or any portion hereof or thereof; (b) any change in the time, manner or place of payment or performance of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Promissory Notes or any other Transaction Document; (c) any exchange, release or nonperfection of any of the Collateral, or any release or amendment or waiver of or consent to departure from any other collateral for, or any guaranty, or any other security, for all or any of the Obligations; or (d) any other circumstance which might otherwise constitute any legal or equitable defense available to any Debtor, or a discharge of all or any part of the Security Interest granted hereby. Until the Obligations shall have been paid and performed in full, the rights of the Secured Party shall continue even if the Obligations are barred for any reason, including, without limitation, the running of the statute of limitations or bankruptcy. Each Debtor expressly waives presentment, protest, notice of protest, demand, notice of nonpayment and demand for performance. In the event that at any time any transfer of any Collateral or any payment received by the Secured Party hereunder shall be deemed by final order of a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under the bankruptcy or insolvency laws of the United States, or shall be deemed to be otherwise due to any party other than the Secured Party, then, in any such event, the Debtors’ obligations hereunder shall survive cancellation of this Agreement, and shall not be discharged or satisfied by any prior payment thereof and/or cancellation of this Agreement, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof. Each Debtor waives all right to require the Secured Party to proceed against any other person or Debtor or to apply any Collateral which the Secured Party may hold at any time, or to marshal assets, or to pursue any other remedy. Each Debtor waives any defense arising by reason of the application of the statute of limitations to any obligation secured hereby.

11. Term of Agreement. This Agreement and the Security Interest shall terminate on the date on which all payments under the Promissory Notes have been paid in full or have been satisfied and all other Obligations have been paid or discharged. Upon such termination, the Secured Party, at the request of the Debtors, will join in executing any termination statement or similar statement with respect to any financing statement or other security instrument executed and filed pursuant to this Agreement.

12. Power of Attorney; Further Assurances.

(a) Each Debtor authorizes the Secured Party, and does hereby make, constitute and appoint the Secured Party, and each of the Secured Party’s officers, agents, successors or assigns with full power of substitution, as such Debtor’s true and lawful attorney-in-fact, with power, in the name of the Secured Party or such Debtor, after the occurrence and during the continuance of an Event of Default, (i) to endorse any note, checks, drafts, money orders or other instruments of payment (including payments payable under or in respect of any policy of insurance) in respect of the Collateral that may come into possession of the Secured Party; (ii) to sign and endorse any financing statement pursuant to the UCC or any invoice, freight or express bill, bill of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts, and other documents relating to the Collateral; (iii) to pay or discharge taxes, liens, security interests or other encumbrances at any time levied or placed on or threatened against the Collateral; (iv) to demand, collect, receipt for, compromise, settle and sue for monies due in respect of the Collateral; and (v) generally, to do, at the option of the Secured Party, and at the expense of the Debtors, at any time, or from time to time, all acts and things that the Secured Party deems necessary to protect, preserve and realize upon the Collateral and the Security Interest granted therein in order to effect the intent of this Agreement all as fully and effectually as the Debtors might or could do; and each Debtor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall be outstanding.

(b) On a continuing basis, each Debtor will make, execute, acknowledge, deliver, file and record, as the case may be, with the proper filing and recording agencies in any jurisdiction, all such instruments, and take all such action as may reasonably be deemed necessary or advisable, or as reasonably requested by the Secured Party, to perfect the Security Interest granted hereunder and otherwise to carry out the intent and purposes of this Agreement, or for assuring and confirming to the Secured Party the grant or perfection of a perfected first priority security interest in all the Collateral under the UCC (other than with respect to the oil and gas real property that forms a part of the Collateral, in which will be created a perfected security interest in such property; provided however, each Debtor has no knowledge of any prior liens on such oil and gas interests such that alone or in the aggregate would that would be materially adverse to the interests of the Secured Party thereon).

(c) Each Debtor hereby irrevocably appoints the Secured Party as the Debtor’s attorney-in-fact, with full authority in the place and instead of the Debtor and in the name of the Debtor, from time to time in the Secured Party’s discretion, to take any action and to execute any instrument that the Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including the filing, in its sole discretion, of one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of such Debtor where permitted by law.

13. Notices. All notices, requests, demands and other communications hereunder shall be subject to the notice provision of the Guaranty or Securities Purchase Agreement as applicable.

14. Other Security. To the extent that the Obligations are now or hereafter secured by property other than the Collateral or by the guarantee, endorsement or property of any other person, firm, corporation or other entity, then the Secured Party shall have the right, in their sole discretion, to pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any of the Secured Party’s rights and remedies hereunder.

15. Best Efforts for Licensed Collateral. Notwithstanding any other provision contained herein or any of the other Transaction Documents, upon the occurrence of an Event of Default, each Debtor hereby agrees that with respect to any part of the Collateral that may require the consent of any third party or third parties in order for such Debtor to transfer and/or convey its interest in and to such Collateral to the Secured Party, as may be required in accordance herewith, such Debtor agrees to and shall use its best efforts to obtain such consents or approvals in as expedient manner as possible.

16. Miscellaneous.

(a) No course of dealing between any Debtor and the Secured Party, nor any failure to exercise, nor any delay in exercising, on the part of the Secured Party, any right, power or privilege hereunder or under the Promissory Notes shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(b) All of the rights and remedies of the Secured Party with respect to the Collateral, whether established hereby or by the Promissory Notes or by any other Transaction Documents or by law shall be cumulative and may be exercised singly or concurrently.

(c) This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and is intended to supersede all prior negotiations, understandings and agreements with respect thereto. Except as specifically set forth in this Agreement, no provision of this Agreement may be modified or amended except by a written agreement specifically referring to this Agreement and signed by the parties hereto.

(d) In the event any provision of this Agreement is held to be invalid, prohibited or unenforceable in any jurisdiction for any reason, unless such provision is narrowed by judicial construction, this Agreement shall, as to such jurisdiction, be construed as if such invalid, prohibited or unenforceable provision had been more narrowly drawn so as not to be invalid, prohibited or unenforceable. If, notwithstanding the foregoing, any provision of this Agreement is held to be invalid, prohibited or unenforceable in any jurisdiction, such provision, as to such jurisdiction, shall be ineffective to the extent of such invalidity, prohibition or unenforceability without invalidating the remaining portion of such provision or the other provisions of this Agreement and without affecting the validity or enforceability of such provision or the other provisions of this Agreement in any other jurisdiction.

(e) No waiver of any breach or default or any right under this Agreement shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default or right, whether of the same or similar nature or otherwise.

(f)  This Agreement shall be binding upon and inure to the benefit of each party hereto and its successors and assigns.

(g) Each party shall take such further action and execute and deliver such further documents as may be necessary or appropriate in order to carry out the provisions and purposes of this Agreement.

(h) All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware.

EACH PARTY AGREES THAT ALL PROCEEDINGS CONCERNING THE INTERPRETATIONS, ENFORCEMENT AND DEFENSE OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND THE PROMISSORY NOTES (WHETHER BROUGHT AGAINST A PARTY HERETO OR ITS RESPECTIVE AFFILIATES, DIRECTORS, OFFICERS, SHAREHOLDERS, EMPLOYEES OR AGENTS) SHALL BE COMMENCED EXCLUSIVELY IN THE STATE AND FEDERAL COURTS SITTING IN THE STATE OF DELAWARE.

EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE STATE OF DELAWARE FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT OR THAT SUCH PROCEEDING IS IMPROPER. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

(i) This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Pledge and Security Agreement to be duly executed on the day and year first above written.

TRIBEWORKS, INC.

By:
Name:	Peter B. Jacobson
Title:	Chief Executive Officer

TAKECAREOFIT LIMITED

By:
Name:	B.S.P. Marra
Title:

ATLAS TECHNOLOGY GROUP (NZ) LIMITED

By:
Name:
Title:

ATLASTECHNOLOGY GROUP CONSULTING INC.

By:
Name:	Michael T. Murphy
Title:	President

BLIVE NETWORKS INC.

By:
Name:
Title:

[Pledge and Security Agreement Signature Page]

ATLAS TECHNOLOGY GROUP HOLDINGS LIMITED

By:
Name:	B.S.P. Marra
Title:

ATLAS TECHNOLOGY GROUP (US), INC.

By:
Name:	Peter B. Jacobson
Title:	President

[Pledge and Security Agreement Signature Page]

IN WITNESS WHEREOF, the undersigned has duly executed the agreement as of the day and year first above written.

SECURED PARTY:

WEST COAST OPPORTUNITY FUND, LLC

By:
Name:	Atticus Lowe
Title:	Chief Investment Officer

[Pledge and Security Agreement Signature Page]

EXHIBIT A

GUARANTORS

1.	Atlas Technology Group Holdings Limited
2.	TakeCareofIT Limited
3.	Atlas Technology Group (NZ) Limited
4.	Atlas Technology Group (US), Inc.
5.	Atlas Technology Group Consulting Inc.
6.	BLive Networks Inc.
7.	Tribeworks, Inc.